Exhibit 99.1

AspenTech Completes Emerson Transaction, Expanding
High-Performance Global Industrial Software Leadership
New, diversified company boasts broader scale, capabilities and solutions

BEDFORD, Mass. – May 16, 2022 – Aspen Technology, Inc. (NASDAQ:AZPN) (“AspenTech” or “the Company”), a global leader in industrial software, today announced the completion of its transaction with Emerson Electric Co. (NYSE:EMR) (“Emerson”), including the addition of Emerson’s OSI Inc. and Geological Simulation Software (GSS) businesses to AspenTech. As part of the close of the transaction, Emerson has contributed $6.0 billion in cash to AspenTech, which will be received by AspenTech shareholders, in exchange for a 55% stake in AspenTech. In addition, Emerson and AspenTech have entered into an enhanced commercial partnership that will enable AspenTech to penetrate new and existing markets. The Company now employs more than 3,700 people located in 62 offices across 41 countries.

AspenTech offers customers a highly differentiated industrial software portfolio with the capabilities to optimize the entire asset lifecycle across a wide range of industry verticals. With this new set of solutions, AspenTech is now increasingly well positioned to help customers solve for the complexity of the dual challenge: meeting the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner.

“Industrial leaders are at the forefront of addressing the dual challenge, and we are excited to apply our newly combined expertise and innovation to help them achieve their sustainability and profitability objectives,” said Antonio Pietri, President and CEO of AspenTech. “Today, we are the ‘new’ AspenTech, offering our customers even greater scale, capabilities and innovation, across a diverse range of industries with the addition of OSI and GSS.”

Combined Company

Since its founding in the early 1990s, OSI has been focused on optimizing transmission and distribution systems for utility companies in the power industry, which places the company in the middle of the global electrification imperative, including managing the complexity created from a broader set of renewables and other power sources. The utilities and power market represents a new opportunity for AspenTech to cross-sell our existing solutions into our industrial customer base.

The GSS business, which will now be known as Subsurface Science and Engineering (SSE), allows AspenTech to provide an end-to-end solution for the oil and gas supply chain with an extension to the chemicals supply chain, ensuring a complete interlock from reservoir to the gas station and into chemicals production. There is also a long-term sustainability growth opportunity as companies continue to leverage subsurface technologies for carbon sequestration, geothermal and hydro energy, and mining of rare earth metals for applications such as electric vehicle batteries.

“We have received overwhelmingly supportive feedback from customers who are excited about our new innovations and the addition of leading technology unlocked through this transaction,” added Pietri. “They already understand the benefits that this combination will bring in helping them achieve higher levels of efficiency and innovation to enhance business performance and meet sustainability goals.

“We believe OSI and GSS customers will realize significant value in partnering with AspenTech and benefit from our 40-year history of innovation and software leadership in capital-intensive industries. Particularly for those companies in the early phases of digitalization, AspenTech can guide them through their journey, leveraging our expertise from helping revolutionize the oil and gas and chemical industries.”

For more information on the transaction, visit the AspenTech transaction page.

About AspenTech

Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in capital-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

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Forward-Looking Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict, as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth from time to time in the reports AspenTech will file with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. These risks, as well as other risks associated with the transaction with Emerson, have been more fully discussed in the Definitive Proxy Statement on Schedule 14A filed with the SEC by AspenTech on April 18, 2022.